UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2018

KUSHCO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55418	46-5268202
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11958 Monarch Street, Garden Grove, CA	92841
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (714) 243-4311

Kush Bottles, Inc.

1800 Newport Circle
Santa Ana, CA 92705

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 29, 2018, KushCo Holdings, Inc. (formerly known as Kush Bottles, Inc.) (the “Company”) filed Amended and Restated Articles of Incorporation (the “Amended and Restated Charter”) with the Secretary of State for the State of Nevada. The Amended and Restated Charter changed the Company’s name from Kush Bottles, Inc. to KushCo Holdings, Inc., and made additional changes as described below. The Amended and Restated Charter became effective on September 1, 2018, and was approved by the Company’s stockholders at the Company’s 2018 Annual Meeting of Stockholders on May 8, 2018.

The Company’s common stock has been assigned a new CUSIP number of 50133S 103. The Company expects that the name change will be effective on the OTCQB Venture Market on September 4, 2018. The Company’s ticker symbol will continue to be “KSHB”.

Limitation of Liability and Indemnification

Article VII of the Amended and Restated Charter limits the liability of the Company’s directors and officers under certain circumstances. Article VII provides that no director or officer will be liable to the Company or its stockholders for any damages for breach of fiduciary duty as a director or officer, provided that the foregoing clause shall not apply to acts or omissions involving intentional misconduct, fraud or a knowing violation of the law or, only in the case of directors, the payment of dividends in violation of the Nevada Revised Statutes. If the Nevada Revised Statutes are amended to authorize the further elimination or limitation of the liability of a director or officer, then the liability of a director or officer to the Company will be limited to the fullest extent permitted by such amendments.

Article VII of the Amended and Restated Charter requires the Company to indemnify its directors, officers and certain other persons to the fullest extent permitted under Nevada law.

Effect of Future Amendments to or Repeal of Articles of Incorporation

Under the Amended and Restated Charter with respect to the limitation of liability of the Company’s directors and officers or indemnification of its directors, officers and certain other persons, any repeal or modification of such provisions will not adversely affect any right or protection existing at the time of the repeal or modification.

Corporate Purpose

The Amended and Restated Charter states that the Company may engage in any lawful activity for which a corporation may be organized under the Nevada Revised Statutes.

Description of Blank Check Preferred Authority

The Company’s Articles of Incorporation, as in effect prior to the Amended and Restated Charter, granted the Company’s Board of Directors (the “Board”) the authority to issue up to 10,000,000 shares of  preferred stock in one or more series. For clarification purposes, the Amended and Restated Charter includes a detailed list of the terms of series of preferred stock that may be fixed by the Board, including voting rights, dividends, redemption provisions, sinking fund provisions, rights upon liquidation, the ability to convert into other securities, and other rights, qualifications, limitations or restrictions as the Board deems advisable and not inconsistent with the Amended and Restated Charter or the Nevada Revised Statutes.

Elimination of Series A Preferred Stock

The Amended and Restated Charter eliminates the designation of the Company’s Series A Preferred Stock. The Company’s Articles of Incorporation, as in effect prior to the Amended and Restated Charter, had designated 1,000,000 shares of preferred stock as Series A Preferred Stock, but no shares of that series were issued by the Company prior to the effective date of the Amended and Restated Charter.

Amendment of Charter

Consistent with the Nevada Revised Statutes, the Amended and Restated Charter states that all rights, preferences and privileges of stockholders, directors and other persons conferred by the Amended and Restated Charter are subject to the Company’s right to amend, alter, change or repeal any provision in the Amended and Restated Charter and add or insert any other provision authorized by the Nevada Revised Statutes.

Perpetual Existence.

The Amended and Restated Charter includes a provision to clarify that the Company has a perpetual existence.

The foregoing summary of the Amended and Restated Charter does not purport to be complete, and is qualified in its entirety by reference to the full text of the Amended and Restated Charter, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01	Other Events.

On September 1, 2018, the Company moved its corporate headquarters from Santa Ana, California to Garden Grove, California. The address for the Company’s new corporate headquarters is 11958 Monarch Street, Garden Grove, California 92841.

On September 4, 2018, the Company issued a press release announcing the name change effected by the Amended and Restated Charter and the Company’s move to its new headquarters location. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description of Exhibit
3.1	Amended and Restated Articles of Incorporation of KushCo Holdings, Inc.
99.1	Press Release of KushCo Holdings, Inc. dated as of September 4, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KUSH BOTTLES, INC.
(Registrant)

September 4, 2018	/s/ Nicholas Kovacevich
(Date)	Nicholas Kovacevich Chairman and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
3.1	Amended and Restated Articles of Incorporation of KushCo Holdings, Inc.
99.1	Press Release of KushCo Holdings, Inc. dated as of September 4, 2018